Exhibit 10.2

CISCO SYSTEMS, INC.

1997 SUPPLEMENTAL STOCK INCENTIVE PLAN

(As Amended and Restated Effective January 9, 2001)

ARTICLE ONE

GENERAL

A. This 1997 Supplemental Stock Incentive Plan is intended to promote the interests of Cisco Systems, Inc., a California corporation, by authorizing an additional reserve of shares of the Corporation’s common stock for issuance through long-term option grants or direct stock issuances to individuals in the employ of the Corporation (or any Parent or Subsidiary) who are neither officers of the Corporation nor members of the Board and who are not otherwise Section 16 Insiders.

B. The Plan shall become effective immediately upon adoption by the Board on July 31, 1997.

C. The Plan shall supplement the authorized share reserve under the Corporation’s 1996 Stock Incentive Plan, and share issuances under this Plan shall not reduce or otherwise affect the number of shares of the Corporation’s common stock available for issuance under the 1996 Stock Incentive Plan. In addition, share issuances under the 1996 Stock Incentive Plan shall not reduce or otherwise affect the number of shares of the Corporation’s common stock available for issuance under this Plan.

D. All share numbers in this January 9, 2001 restatement reflect all splits of the Common Stock effected through March 22, 2000, including (i) the three (3)-for-two (2) split of Common Stock effected on December 16, 1997, (ii) the three (3)-for-two (2) split of Common Stock effected on September 15, 1998, (iii) the two (2)-for-one (1) spilt of Common Stock effected on June 21, 1999, and (iv) the two (2)-for-one (1) split of Common Stock effected on March 22, 2000.

E. Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

I. STRUCTURE OF THE PLAN

A. The Plan shall be divided into two (2) separate equity programs:

(i) the Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock, and

(ii) the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary) or the attainment of designated performance goals.

II. ADMINISTRATION OF THE PLAN

A. The Plan Administrator shall have full power and discretion (subject to the express provisions of the Plan) to establish such rules and regulations as it may deem appropriate for the proper administration of the Plan and to make such determinations under, and issue such interpretations of, the provisions of the Plan and any outstanding option grants or unvested stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan or any outstanding stock option or stock issuance thereunder.

B. The individuals serving as Plan Administrator shall serve for such period as the Board may determine and shall be subject to removal by the Board at any time.

C. Service as Plan Administrator shall constitute service as a Board member, and each Board member serving as Plan Administrator shall accordingly be entitled to full indemnification and reimbursement as a Board member for such service. No individual serving as Plan Administrator shall be liable for any act or omission made in good faith with respect to the Plan or any option grant or stock issuance made under the Plan.

III. ELIGIBILITY

A. The persons eligible to participate in the Plan shall be limited to those Employees who are neither officers of the Corporation nor members of the Board and who are not otherwise Section 16 Insiders.

B. The Plan Administrator shall have full authority to determine (i) with respect to the Option Grant Program, which eligible Employees are to receive option grants under the Plan, the time or times when the grants are to be made, the number of shares subject to each such grant, the time or times when each granted option is to become exercisable and the maximum term for which the option may remain outstanding and (ii) with respect to stock issuances under the Stock Issuance Program, which eligible persons are to receive stock issuances, the time or times when such issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration for such shares. All options granted under the Plan shall be Non-Statutory Options.

IV. STOCK SUBJECT TO THE PLAN

A. Shares of Common Stock shall be available for issuance under the Plan and shall be drawn from either the Corporation’s authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock reserved for issuance over the term of the Plan shall be limited to 9,000,000 shares, subject to adjustment from time to time in accordance with the provisions of Section IV.C.

B. Should one or more outstanding options under this Plan expire or terminate for any reason prior to exercise in full, then the shares subject to the portion of each option not so exercised shall be available for subsequent issuance under the Plan. Unvested shares issued under the Plan and subsequently cancelled or repurchased by the Corporation, at the original issue price paid per share, pursuant to the Corporation’s repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan. Should the exercise price of an outstanding option under the Plan be paid with shares of Common Stock, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised, and not by the net number of shares of Common Stock actually issued to the holder of such option.

C. Should any change be made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, then appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, and (ii) the number and/or class of securities and price per share in effect under each option outstanding under the Plan. Such adjustments to the outstanding securities are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

ARTICLE TWO

OPTION GRANT PROGRAM

I. OPTION TERMS

Options granted under the Plan shall be authorized by action of the Plan Administrator and shall be evidenced by one or more instruments in the form approved by the Plan Administrator; provided, however, that each such instrument shall comply with the terms and conditions specified below. All such granted options shall be Non-Statutory Options.

A. Exercise Price.

1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the grant date.

2. Full payment of the exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the forms specified below:

(i) cash or check made payable to the Corporation,

(ii) shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

(iii) through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation in connection with such purchase and to (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

B. Term and Exercise of Options/Limited Transferability.

1. Each option shall have such term and be exercisable at such time or times, during such period and for such number of shares, as shall be determined by the Plan Administrator and set forth in the documents evidencing such option.

2. During the lifetime of the Optionee, the option may be assigned in whole or in part to one or more members of the Optionee’s immediate family or to a trust established exclusively for one or more such family members or to one or more individuals, to the extent such assignment is in connection with the Optionee’s estate plan or pursuant to a domestic relations order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

C. Effect of Termination of Service.

1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

(i) Any option outstanding at the time of the Optionee’s cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

(ii) Any option exercisable in whole or in part by the Optionee at the time of death may be subsequently exercised by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution.

(iii) Should the Optionee’s Service be terminated for Misconduct, then all outstanding options held by the Optionee shall terminate immediately and cease to be outstanding.

(iv) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of shares for which the option is exercisable on the date of Optionee’s cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any otherwise exercisable shares for which the option has not been exercised. However, the option shall, immediately upon Optionee’s cessation of Service for any reason, terminate and cease to be outstanding with respect to any and all option shares for which the option is not otherwise at the time exercisable.

2. The Plan Administrator shall have the discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

(i) extend the period of time for which the option is to remain exercisable following Optionee’s cessation of Service or death from the limited period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

(ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of shares of Common Stock for which such option is exercisable at the time of the Optionee’s cessation of Service but also with respect to one or more additional installments for which the option would have become exercisable had the Optionee continued in Service.

D. Shareholder Rights. No Optionee shall have any shareholder rights with respect to any option shares until such person shall have exercised the option and paid the exercise price for the purchased shares.

II. CORPORATE TRANSACTION/CHANGE IN CONTROL

A. Each option outstanding under the Plan at the time of a Corporate Transaction shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for such Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to that option and may be exercised for all or any portion of those shares as fully-vested shares. However, an outstanding option under the Plan shall not become exercisable on such an accelerated basis if and to the extent: (i) such option is, in connection with the Corporate Transaction, to be assumed by the successor corporation (or parent thereof) or (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Corporate Transaction on the shares for which the option is not otherwise at that time exercisable and provides for subsequent payout of that spread in accordance with the same exercise/vesting schedule applicable to those shares.

B. The Plan Administrator shall have the discretionary authority to structure one or more options under the Plan so that those options shall immediately accelerate upon an Involuntary Termination of the Optionee’s Service within a designated period (not to exceed eighteen (18) months) following the effective date of a Corporate Transaction in which those options are assumed by the successor corporation and accordingly do not accelerate at the time of such Corporate Transaction.

C. Immediately following the consummation of the Corporate Transaction, all outstanding options under the Plan shall terminate and cease to remain outstanding, except to the extent assumed by the successor corporation or its parent company.

D. Each outstanding option which is assumed in connection with the Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issued to the Optionee, in consummation of the Corporate Transaction, had such person exercised the option immediately prior to the Corporate Transaction. Appropriate adjustments shall also be made to the exercise price payable per share, provided the aggregate exercise price payable for such securities shall remain the same. In addition, the class and number of securities available for issuance under the Plan following the consummation of the Corporate Transaction shall be appropriately adjusted.

E. The Plan Administrator shall also have full power and authority to grant options under the Plan which will automatically accelerate upon an Involuntary Termination of Optionee’s Service within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control.

F. The grant of options under the Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

ARTICLE THREE

STOCK ISSUANCE PROGRAM

I. STOCK ISSUANCE TERMS

Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated performance goals.

A. Purchase Price.

1. The purchase price per share of Common Stock subject to direct issuance shall be fixed by the Plan Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the issuance date.

2. Shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

(i) cash or check made payable to the Corporation, or

(ii) past services rendered to the Corporation (or any Parent or Subsidiary).

B. Vesting/Issuance Provisions.

1. Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant’s period of Service or upon attainment of specified performance objectives. Alternatively, the Plan Administrator may issue share right awards under the Stock Issuance Program which shall entitle the recipient to receive a specified number of shares of Common Stock upon the attainment of one or more performance goals established by the Plan Administrator. Upon the attainment of such performance goals, fully-vested shares of Common Stock shall be issued in satisfaction of those share right awards.

2. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to his or her unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant’s unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

3. The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant’s interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

4. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for cash consideration, the Corporation shall repay that consideration to the Participant at the time the shares are surrendered.

5. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock (or other assets attributable thereto) which would otherwise occur upon the cessation of the Participant’s Service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the Participant’s interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives.

6. Outstanding share right awards under the Stock Issuance Program shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those awards, if the performance goals established for such awards are not attained. The Plan Administrator, however, shall have the discretionary authority to issue shares of Common Stock under one or more outstanding share right awards as to which the designated performance goals have not been attained.

II. CORPORATE TRANSACTION/CHANGE IN CONTROL

A. All of the Corporation’s outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction.

B. The Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested shares are issued or any time while the Corporation’s repurchase rights remain outstanding under the Stock Issuance Program, to provide that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest, in the event the Participant’s Service should subsequently terminate by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Corporate Transaction in which those repurchase rights are assigned to the successor corporation (or parent thereof).

C. The Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested shares are issued or any time while the Corporation’s repurchase rights remain outstanding under the Stock Issuance Program, to provide that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest, in the event the Participant’s Service should subsequently terminate by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control.

III. SHARE ESCROW/LEGENDS

Unvested shares may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Participant’s interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

ARTICLE FOUR

MISCELLANEOUS

I. EFFECTIVE DATE AND TERM OF PLAN

A. This Plan became effective upon approval by the Board at the July 31, 1997 Board meeting and shall not be subject to shareholder approval.

B. The Plan shall terminate upon the earlier of (i) December 31, 2007 or (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully-vested shares pursuant to option exercises or direct stock issuances under the Plan or (iii) the termination of all outstanding options in connection with a Corporate Transaction. If the date of termination is determined under clause (i) above, then all option grants or unvested stock issuances outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the instruments evidencing those grants or issuances.

II. AMENDMENT OF THE PLAN

The Board has complete power and authority to amend or modify the Plan in any or all respects whatsoever but may delegate such authority in whole or in part to the Compensation Committee of the Board, as the Board deems appropriate. However, no such amendment or modification shall adversely affect rights and obligations with respect to stock options or unvested stock issuances at the time outstanding under the Plan, unless the affected Optionees or Participants consent to such amendment.

III. USE OF PROCEEDS

Any cash proceeds received by the Corporation from the sale of shares pursuant to option grants or direct stock issuances under the Plan shall be used for general corporate purposes.

IV. REGULATORY APPROVALS

A. The implementation of the Plan, the granting of any option under the Plan, and the issuance of Common Stock either upon the exercise of the stock options granted hereunder or pursuant to the Stock Issuance Program shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options granted under it and the Common Stock issued pursuant to it.

B. No shares of Common Stock or other assets shall be issued or delivered under this Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock is then listed for trading.

V. NO EMPLOYMENT/SERVICE RIGHTS

Neither the action of the Corporation in establishing the Plan, nor any action taken by the Plan Administrator hereunder, nor any provision of the Plan shall be construed so as to grant any individual the right to remain in Service for any period of specific duration, and the Corporation (or any Parent or Subsidiary employing such individual) may terminate such individual’s Service at any time and for any reason, with or without cause.

APPENDIX

The following definitions shall be in effect under the Plan:

A. Board shall mean the Corporation’s Board of Directors.

B. Change in Control shall mean a change in ownership or control of the Corporation effected through either of the following transactions:

(i) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s shareholders, or

(ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

C. Code shall mean the Internal Revenue Code of 1986, as amended.

D. Common Stock shall mean the Corporation’s common stock.

E. Corporate Transaction shall mean either of the following shareholder-approved transactions to which the Corporation is a party:

–        a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction; or

–        the sale, transfer or other disposition of all or substantially all of the Corporation’s assets in complete liquidation or dissolution of the Corporation.

F. Corporation shall mean Cisco Systems, Inc., a California corporation, and its successors.

G. Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

H. Exercise Date shall mean the date on which the Corporation shall have received written notice of the option exercise.

I. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

–        If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

–        If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on that Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

J. Involuntary Termination shall mean the termination of the Service of any individual which occurs by reason of:

–        such individual’s involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

–        such individual’s voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her duties or responsibilities or the level of management to which he or she reports, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonuses under corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual’s place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual’s consent.

K. Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).

L. 1934 Act shall mean the Securities Exchange Act of 1934, as amended.

M. Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

N. Option Grant Program shall mean the option grant program in effect under the Plan.

O. Optionee shall mean any person to whom an option is granted under the Plan.

P. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Q. Participant shall mean any person who is issued shares of Common Stock under the Stock Issuance Program.

R. Permanent Disability or Permanently Disabled shall mean the inability of an individual to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

S. Plan shall mean the Corporation’s 1997 Supplemental Stock Incentive Plan, as set forth in this document.

T. Plan Administrator shall mean the committee comprised of one or more Board members appointed by the Board to administer the Plan.

U. Section 16 Insider shall mean an officer or director of the Corporation subject to the short-swing profit restrictions of Section 16 of the 1934 Act.

V. Service shall mean the provision of services on a periodic basis to the Corporation (or any Parent or Subsidiary) in the capacity of an Employee or an independent consultant or advisor, except to the extent otherwise specifically provided in the applicable stock option agreement.

W. Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.

X. Stock Issuance Agreement shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

Y. Stock Issuance Program shall mean the stock issuance program in effect under the Plan.

Z. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

CISCO SYSTEMS, INC.

NOTICE OF GRANT OF STOCK OPTION

Notice is hereby given of the following option grant (the “Option”) made to purchase shares of Cisco Systems, Inc. (the “Company”) common stock (the “Common Stock”)

Optionee: Grant Date: Type of Option: Non-Statutory Stock Option Grant Number: Number of Option Shares: shares Exercise Price: $ per share Vesting Commencement Date: Expiration Date:

Exercise Schedule

The Option shall become exercisable with respect to (i) twenty percent (20%) of the Option Shares upon Optionee’s completion of one (1) year of Service measured from the Vesting Commencement Date and (ii) the balance of the Option Shares in a series of forty-eight (48) successive equal monthly installments upon Optionee’s completion of each additional month of Service over the forty-eight (48)-month period measured from the first anniversary of the Vesting Commencement Date. In no event shall the Option become exercisable for any additional Option Shares after Optionee’s cessation of Service.

Should Optionee request a reduction to his or her work commitment to less than thirty (30) hours per week, then the Plan Administrator shall have the right, exercisable in connection with the approval of that reduction, to extend the period over which the Option shall thereafter vest and become exercisable for the Option Shares during the remainder of the option term. The decision whether or not to approve Optionee’s request for such reduced work commitment shall be at the sole discretion of the Plan Administrator. In no event shall any extension of the Exercise Schedule for the Option Shares result in the extension of the Expiration Date of the Option.

Optionee understands and agrees that the Option is offered subject to and in accordance with the terms of the Cisco Systems, Inc. 1997 Supplemental Stock Incentive Plan (the “Plan”). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement attached hereto.

No Employment or Service Contract

Nothing in this Notice or in the attached Stock Option Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee’s Service at any time for any reason, with or without cause.

Definitions

All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Stock Option Agreement.

CISCO SYSTEMS, INC.

1997 SUPPLEMENTAL PLAN STOCK OPTION AGREEMENT

Recitals

A. The Board has adopted the Plan for the purpose of retaining the services of selected Employees, non-employee members of the Board or of the board of directors of any Parent or Subsidiary and consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

B. Optionee is to render valuable services to the Corporation (or a Parent or Subsidiary), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation’s grant of an option to Optionee.

C. All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix.

NOW, THEREFORE, it is hereby agreed as follows:

1. Grant of Option. The Corporation hereby grants to Optionee, as of the Grant Date, an option to purchase up to the number of Option Shares specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the Exercise Price.

2. Option Term. This option shall have a maximum term of ten (10) years and six (6) months measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5 or 6.

3. Limited Transferability. This option may, in connection with the Optionee’s estate plan, be assigned in whole or in part during Optionee’s lifetime to one or more members of the Optionee’s immediate family or to a trust established for the exclusive benefit of one or more such family members. The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such assignment. The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Corporation may deem appropriate. Should the Optionee die while holding this option, then this option shall be transferred in accordance with Optionee’s will or the laws of descent and distribution.

4. Dates of Exercise. This option shall become exercisable for the Option Shares in one or more installments as specified in the Grant Notice. As the option becomes exercisable for such installments, those installments shall accumulate and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 5 or 6.

5. Cessation of Service. The option term specified in Paragraph 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:

(i) Should Optionee cease to remain in Service for any reason (other than death, Permanent Disability or Misconduct) while this option is outstanding, then Optionee shall have a period of three (3) months (commencing with the date of such cessation of Service) during which to exercise this option, but in no event shall this option be exercisable at any time after the Expiration Date.

(ii) If Optionee dies while this option is outstanding, then the personal representative of Optionee’s estate or the person or persons to whom the option is transferred pursuant to Optionee’s will or in accordance with the laws of descent and distribution shall have the right to exercise this option. Such right shall lapse, and this option shall cease to be outstanding, upon the earlier of (A) the expiration of the twelve (12)- month period measured from the date of Optionee’s death or (B) the Expiration Date.

(iii) Should Optionee cease Service by reason of Permanent Disability while this option is outstanding, then Optionee shall have a period of twelve (12) months (commencing with the date of such cessation of Service) during which to exercise this option. In no event shall this option be exercisable at any time after the Expiration Date.

(iv) For purposes of this Agreement, Optionee’s period of Service shall not include any period of notice of termination of employment, whether expressed or implied. Optionee’s date of cessation of Service shall mean the date upon which Optionee ceases active performance of services for the Corporation following the provision of such notification of termination or resignation from Service and shall be determined solely by this Agreement and without reference to any other agreement, written or oral, including Optionee’s contract of employment.

(v) During the limited period of post-Service exercisability, this option may not be exercised in the aggregate for more than the number of vested Option Shares for which the option is exercisable at the time of Optionee’s cessation of Service. Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding for any vested Option Shares for which the option has not been exercised. However, this option shall, immediately upon Optionee’s cessation of Service for any reason, terminate and cease to be outstanding with respect to any Option Shares in which Optionee is not otherwise at that time vested or for which this option is not otherwise at that time exercisable.

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(vi) Should Optionee’s Service be terminated for Misconduct or should Optionee otherwise engage in Misconduct while this option is outstanding, then this option shall terminate immediately and cease to remain outstanding.

6. Special Acceleration of Option.

(a) This option, to the extent outstanding at the time of a Corporate Transaction but not otherwise fully exercisable, shall automatically accelerate so that this option shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for all of the Option Shares at the time subject to this option and may be exercised for any or all of those Option Shares as fully-vested shares of Common Stock. No such acceleration of this option, however, shall occur if and to the extent: (i) this option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof) or (ii) this option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested Option Shares at the time of the Corporate Transaction (the excess of the Fair Market Value of those Option Shares over the aggregate Exercise Price payable for such shares) and provides for subsequent pay-out in accordance with the same option exercise/vesting schedule set forth in the Grant Notice. The determination of option comparability under clause (i) shall be made by the Plan Administrator, and such determination shall be final, binding and conclusive.

(b) Immediately following the Corporate Transaction, this option shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) in connection with the Corporate Transaction.

(c) If this option is assumed in connection with a Corporate Transaction, then this option shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction, and appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same.

(d) This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

7. Adjustment in Option Shares. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

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8. Shareholder Rights. The holder of this option shall not have any shareholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become a holder of record of the purchased shares.

9. Manner of Exercising Option.

(a) In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:

(i) Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:

(A) cash or check made payable to the Corporation;

(B) to the extent the option is exercised for vested Option Shares, through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable written instructions (I) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable taxes required to be withheld by the Corporation by reason of such exercise and (II) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction; or

(C) shares of Common Stock held by Optionee (or any other person or persons exercising the option) for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the exercise date.

(ii) Furnish to the Corporation appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

(iii) Make appropriate arrangements with the Corporation (or Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all tax withholding requirements applicable to the option exercise.

(b) As soon as practical after the Exercise Date, the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto.

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(c) In no event may this option be exercised for any fractional shares.

(d) Notwithstanding any other provisions of the Plan, this Agreement or any other agreement to the contrary, if at the time this option is exercised, Optionee is indebted to the Corporation (or any Parent or Subsidiary) for any reason, the following actions shall be taken, as deemed appropriate by the Plan Administrator:

(i) any shares of Common Stock to be issued upon such exercise shall automatically be pledged against Optionee’s outstanding indebtedness; and

(ii) if this option is exercised in accordance with subparagraph 9(a)(i)(B) above, the after tax proceeds of the sale of Optionee’s stock shall automatically be applied to the outstanding balance of Optionee’s indebtedness.

10. Compliance with Laws and Regulations.

(a) The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock may be listed for trading at the time of such exercise and issuance.

(b) The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Corporation, however, shall use its best efforts to obtain all such approvals.

11. Successors and Assigns. Except to the extent otherwise provided in Paragraphs 3 and 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Optionee, Optionee’s assigns and the legal representatives, heirs and legatees of Optionee’s estate.

12. Notices. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee’s signature line on the Grant Notice. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

13. Construction. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under

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the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

14. Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State’s conflict-of-laws rules.

15. Leave of Absence. The following provisions shall apply upon the Optionee’s commencement of an authorized leave of absence:

(a) The exercise schedule in effect under the Grant Notice shall be frozen as of the first day of the authorized leave, and this option shall not become exercisable for any additional installments of the Option Shares during the period Optionee remains on such leave.

(b) In no event shall this option become exercisable for any additional Option Shares or otherwise remain outstanding if Optionee does not resume Employee status prior to the Expiration Date of the option term.

16. Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

17. Authorization to Release Necessary Personal Information.

(a) Optionee hereby authorizes and directs Optionee’s employer to collect, use and transfer in electronic or other form, any personal information (the “Data”) regarding Optionee’s employment, the nature and amount of Optionee’s compensation and the fact and conditions of Optionee’s participation in the Plan (including, but not limited to, Optionee’s name, home address, telephone number, date of birth, social security number (or any other social or national identification number), salary, nationality, job title, number of shares of Common Stock held and the details of all options or any other entitlement to shares of Common Stock awarded, cancelled, exercised, vested, unvested or outstanding) for the purpose of implementing, administering and managing Optionee’s participation in the Plan. Optionee understands that the Data may be transferred to the Corporation or any of its Subsidiaries, or to any third parties assisting in the implementation, administration and management of the Plan, including any requisite transfer to a broker or other third party assisting with the exercise of Options under the Plan or with whom shares of Common Stock acquired upon exercise of this option or cash from the sale of such shares may be deposited. Optionee acknowledges that recipients of the Data may be located in different countries, and those countries may have data privacy laws and protections different from those in the country of Optionee’s residence. Furthermore, Optionee acknowledges and understands that the transfer of the Data to the Corporation or any of its Subsidiaries, or to any third parties is necessary for Optionee’s participation in the Plan.

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(b) Optionee may at any time withdraw the consents herein, by contacting Optionee’s local human resources representative in writing. Optionee further acknowledges that withdrawal of consent may affect Optionee’s ability to exercise or realize benefits from the option, and Optionee’s ability to participate in the Plan.

18. No Entitlement or Claims for Compensation.

(a) The grant of options under the Plan is made at the discretion of the Plan Administrator, and the Plan may be suspended or terminated by the Corporation at any time. The grant of an option in one year or at one time does not in any way entitle Optionee to an option grant in the future. The Plan is wholly discretionary in nature and is not to be considered part of Optionee’s normal or expected compensation subject to severance, resignation, redundancy or similar compensation. The value of the option is an extraordinary item of compensation which is outside the scope of Optionee’s employment contract (if any).

(b) Optionee shall have no rights to compensation or damages as a result of Optionee’s Cessation of Service for any reason whatsoever, whether or not in breach of contract, insofar as those rights arise or may arise from Optionee’s ceasing to have rights under or be entitled to exercise this option as a result of such cessation or from the loss or diminution in value of such rights. If Optionee did acquire any such rights, Optionee is deemed to have waived them irrevocably by accepting the option.

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Appendix

The following definitions shall be in effect under the Agreement:

A. Agreement shall mean this Stock Option Agreement.

B. Board shall mean the Corporation’s Board of Directors.

C. Code shall mean the Internal Revenue Code of 1986, as amended.

D. Common Stock shall mean the Corporation’s common stock.

E. Corporate Transaction shall mean either of the following shareholder-approved transactions to which the Corporation is a party:

(i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

(ii) the sale, transfer or other disposition of all or substantially all of the Corporation’s assets in complete liquidation or dissolution of the Corporation.

F. Corporation shall mean Cisco Systems, Inc., a California corporation.

G. Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

H. Exercise Date shall mean the date on which the option shall have been exercised in accordance with Paragraph 9 of the Agreement.

I. Exercise Price shall mean the exercise price per share as specified in the Grant Notice.

J. Expiration Date shall mean the date on which the option expires as specified in the Grant Notice.

K. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as the price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any

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successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

L. Grant Date shall mean the date of grant of the option as specified in the Grant Notice.

M. Grant Notice shall mean the Notice of Grant of Stock Option accompanying the Agreement, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby.

N. Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by Optionee, any unauthorized use or disclosure by Optionee of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by Optionee adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of Optionee or any other individual in the Service of the Corporation (or any Parent or Subsidiary).

O. Option Shares shall mean the number of shares of Common Stock subject to the option as specified in the Grant Notice.

P. Optionee shall mean the person to whom the option is granted as specified in the Grant Notice.

Q. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

R. Permanent Disability shall mean the inability of Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which is expected to result in death or has lasted or can be expected to last for a continuous period of twelve (12) months or more.

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S. Plan shall mean the Corporation’s 1997 Supplemental Stock Incentive Plan.

T. Plan Administrator shall mean either the Board or a committee of the Board acting in its administrative capacity under the Plan.

U. Service shall mean the Optionee’s performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor.

V. Stock Exchange shall mean the American Stock Exchange or the New York Stock Exchange.

W. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

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CISCO SYSTEMS, INC.

VESTING ACCELERATION POLICY

FOR

DEATH AND TERMINAL ILLNESS

Unless and until the Compensation & Management Development Committee of the Board of Directors of Cisco Systems, Inc. determines otherwise, the following policy shall be applied to all equity awards issued under any equity plan maintained Cisco or any Cisco subsidiary, including equity awards and/or equity plans assumed by Cisco in connection with its acquisition of companies, and held by any employee of Cisco or any Cisco subsidiary (each such award shall be referred to herein as an “equity award”), except to the extent that the application of such policy would be prohibited by the applicable equity plan, equity award agreement or any applicable law, rule or regulation.

For purposes of this policy:

•	the value of stock options and stock appreciation rights is based on the difference between the exercise price of the equity awards and the closing price of Cisco’s stock on the date of the employee’s death or terminal illness, as applicable, or if such day is not a trading day, the last trading day prior to the date of death or terminal illness, as applicable; and

•	the value of stock grants, stock units, and unvested shares previously acquired pursuant to equity awards (such shares are referred to herein as “unvested equity award shares”) is based on the difference between the purchase price, if any, and the closing price of Cisco’s stock on the date of the employee’s death or terminal illness, as applicable, or if such day is not a trading day, the last trading day prior to the date of death or terminal illness, as applicable.

ACCELERATION UPON DEATH OF EMPLOYEE

Upon the death of an employee, Cisco will accelerate the vesting of the employee’s outstanding equity awards and any unvested equity award shares up to a specified limit based on the value of the equity awards and/or shares on the date of death. The limit on the amount of accelerated vesting is the greater of: (a) one-hundred percent (100%) of the unvested equity awards and/or unvested equity award shares up to a total value of $10 million; or (b) up to one year of vesting from the date of death as to all unvested equity awards and/or unvested equity award shares. For example, if an employee held unvested options for 100,000 shares with an exercise price of $1 which would vest in four annual installments of 25,000 shares, and the closing price of Cisco’s stock on the date of the employee’s death was $101, all 100,000 of the shares would become vested (100,000 shares x $100 (the difference between $101 and $1) = $10,000,000).

EXCLUSIONS: NO accelerated vesting will occur if suicide is indicated on the death certificate

ACCELERATION UPON TERMINAL ILLNESS OF EMPLOYEE

Upon the terminal illness of an employee, Cisco will accelerate the vesting of the employee’s outstanding equity awards and any unvested equity award shares up to a specified limit based on the value of the equity awards and/or shares on the date of the terminal illness. An employee will be considered terminally ill upon the approval by Cisco’s employee life insurance provider of the accelerated life insurance benefit which indicates 12 months or less to live. The date of terminal illness will be the date the determination is made by Cisco’s employee life insurance provider. The limit on the amount of accelerated vesting is the greater of: (a) one-hundred percent (100%) of the unvested equity awards and/or unvested equity award shares up to a total value of $10 million; or (b) up to one year of vesting from the date of the terminal illness as to all unvested equity awards and/or unvested equity award shares. For example, if an employee holds unvested options for 100,000 shares with an exercise price of $1 which would vest in four annual installments of 25,000 shares, and the closing price of Cisco’s stock on the date that the employee is determined to be terminally ill was $101, all 100,000 of the shares would become vested (100,000 shares x $100 (the difference between $101 and $1) = $10,000,000).

CISCO SYSTEMS, INC.

VESTING POLICY

FOR

LEAVES OF ABSENCE

Unless and until the Compensation & Management Development Committee of the Board of Directors of Cisco Systems, Inc. determines otherwise, the following policy shall be applied to all equity awards issued under any equity plan maintained Cisco or any Cisco subsidiary, including equity awards and/or equity plans assumed by Cisco in connection with its acquisition of companies, and held by any employee of Cisco or any Cisco subsidiary (each such award shall be referred to herein as an “equity award”), except to the extent that the application of such policy would be prohibited by the applicable equity plan, equity award agreement or any applicable law, rule or regulation.

SUSPENSION OF VESTING UPON AUTHORIZED LEAVE OF ABSENCE

The exercise or vesting schedule in effect for any outstanding equity award and any unvested shares previously acquired pursuant to any equity award (such shares referred to herein as “unvested equity award shares”) held by an employee at the time of the employee’s commencement of an authorized leave of absence shall be suspended as of the first day of the authorized leave of absence, and the equity award and any unvested equity shares shall not vest and/or become exercisable for any additional shares during the period the employee remains on such leave of absence.

CISCO SYSTEMS, INC.

TRANSFER POLICY

FOR

DIVORCE

Unless and until the Compensation & Management Development Committee of the Board of Directors of Cisco Systems, Inc. determines otherwise, the following policy shall be applied to all equity awards issued under any equity plan maintained Cisco or any Cisco subsidiary, including equity awards and/or equity plans assumed by Cisco in connection with its acquisition of companies, and held by any employee of Cisco or any Cisco subsidiary (each such award shall be referred to herein as an “equity award”), except to the extent that the application of such policy would be prohibited by the applicable equity plan, equity award agreement or any applicable law, rule or regulation.

PROHIBITION ON TRANSFER OF EQUITY AWARDS UPON DIVORCE

Equity awards and any unvested shares acquired pursuant to equity awards shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process in connection with the divorce of the holder of such equity award or shares.